AJ. ROBBINS, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

1600 BROADWAY

SUITE 1940

DENVER, COLORADO 80202

April 11, 2012

Untied States Securities and

Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: SRKP 16, Inc.

Dear Sir/Madam:

We have read Item 4.01 of the Form 8-K, dated April 11, 2012, of SRKP 16, Inc. ("Company"), regarding the recent change of auditors.  We agree with such statement made regarding our firm.  We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

AJ. Robbins, P.C.

By /s/ Richard Fleischman

Richard Fleischman, CPA